                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.


            I, the President of Oncogene Science, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that (i) Article Fourth of the Corporation's Certificate of Incorporation has been amended in its entirety to read as set forth below, and
(ii) such amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH. The total number of shares of stock that the Corporation shall have authority to issue is 50,000,000 shares of common stock, having a par value of $.01 per share, all of the same class.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the 31st day of March, 1993.


(Corporate Seal)

Attest:


/s/ Theresa R. Dragone                          /s/ Gary E. Frashier   (SEAL)
-----------------------------                   -----------------------
Theresa R. Dragone                              Gary E. Frashier, President
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.

                   -----------------------------------------
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                          Law of the State of Delaware
                   -----------------------------------------

            We, the President and Secretary of ONCOGENE SCIENCE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That Article IX of the Certificate of Incorporation of said corporation has been amended in its entirety to read as follows:

                                   ARTICLE IX

                         INDEMNIFICATION AND INSURANCE

                  SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was the director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (out, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director of officer is not entitled to be indemnified under this Section or otherwise.

                  SECTION 2. Non-Exclusivity of Rights. The rights conferred on any person by Section 1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors, or otherwise.

                  SECTION 3. Limitation of Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

            Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of not less than a majority of the outstanding stock entitled to vote thereon.

            IN WITNESS WHEREOF, we have signed this certificate this 9th day of April, 1987.

                                                /s/ Robert E. Ivy
                                                ----------------------------
                                                Robert E. Ivy, President


                                    ATTEST:     /s/ Gary Takata
                                                ----------------------------
                                                Gary Takata, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.

                   -----------------------------------------
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                          Law of the State of Delaware
                   -----------------------------------------

            We, the President and Secretary of ONCOGENE SCIENCE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That Article FOURTH of the Certificate of Incorporation of said corporation has been amended in its entirety to read as follows:

                  "FOURTH.  The total number of shares of stock which the
            Corporation shall have authority to issue is 20,000,000 shares of common stock, of the par value of $.01 per share, all of the same class."

            SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporation action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law.

            IN WITNESS WHEREOF, we have signed this certificate this 18th day of January, 1986.


                                                /s/ Robert E. Ivy
                                                ----------------------------
                                                Robert E. Ivy, President


                                    ATTEST:     /s/ Gary Takata
                                                ----------------------------
                                                Gary Takata, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.

                        --------------------------------

                            (a Delaware corporation)

                        --------------------------------
                         Adopted in accordance with the
                        provisions of Section 241 of the
                         General Corporation Law of the
                               State of Delaware
                        --------------------------------

            THE UNDERSIGNED, Steven Gelles, sole incorporator of ONCOGENE SCIENCE, INC., does hereby certify:

            FIRST:      That the Certificate of Incorporation of ONCOGENE
SCIENCE, INC. (the "Corporation") was filed in the office of the Secretary of State of Delaware on March 6, 1983 and a certified copy thereof was recorded in the office of the Recorder of Kent County, Delaware on March 16, 1983.

            SECOND:     That the Corporation has not received payment for its
stock.

            THIRD:      That the Certificate of Incorporation of the
Corporation is amended as follows:

                  (i) By striking out paragraph FIRST thereof as it now exists and inserting in lieu thereof ARTICLE I, reading as follows:

                                   ARTICLE I

                                      NAME

             The name of the corporation is ONCOGENE SCIENCE, INC.

                  (ii) By striking out paragraph SECOND thereof as it now exists and inserting in lieu thereof ARTICLE II, reading as follows:

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

            The registered office of the Corporation in the State of Delaware is located at 229 South State Street, City of Dover, County of Kent. The name and the address of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware.

                  (iii) By striking out paragraph THIRD thereof as it now
                        exists and inserting in lieu thereof ARTICLE III, reading as follows:

                                  ARTICLE III

                         CORPORATE PURPOSES AND POWERS

            The nature of the business of the Corporation, or the objects or purposes to be transacted, promoted or carried on by the Corporation are any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware, including but not limited to research and development, manufacture, production, purchase or acquisition, and sale, licensing, leasing, or disposition of materials, supplies, substances, chemicals or equipment used or useful in the field of biotechnology or in any other field in which such materials, supplies, substances, chemicals or equipment may profitably be used.

                  (iv) By striking out paragraph FOURTH thereof as it now exists and inserting in lieu thereof ARTICLE IV, reading as follows:

                                   ARTICLE IV

                                 CAPITAL STOCK

            The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000) consisting of Ten Million (10,000,000) common shares, with a par value of one cent ($.01) each.

                  (v) By striking out paragraph FIFTH thereof as it now exists and inserting in lieu thereof ARTICLE V, reading as follows:

                                   ARTICLE V

                                  INCORPORATOR

            The name and mailing address of the sole incorporator of the Corporation is:

            Name                    Address
            ----                    -------

            Steven Gelles           122 East 42nd Street
                                    Suite 606
                                    New York, New York 10168

                  (vi) By adding thereto additional ARTICLES VI - XI, reading as follows:

                                   ARTICLE VI

                          POWERS OF BOARD OF DIRECTORS

            In addition to and not in limitation of the powers conferred by statute, the board of directors of the Corporation expressly is authorized:

                  (a) To make, adopt, alter, amend or repeal the by-laws, except as otherwise expressly provided in any by-law adopted by the holders of Capital Stock of the Corporation entitled to vote thereon. Any by-law may be altered, amended or repealed by the holders of Capital Stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose;

                  (b) To authorize and cause to be executed mortgages, liens, and other security interests upon the real and personal property of the Corporation;

                  (c) To determine the use and disposition of any surplus and net profits of the Corporation including, without limitation by specification, the determination of the amount of working capital required by the Corporation, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (d) To designate, by resolution passed by a majority of the members of the board of directors, one or more committees, each consisting of two or more directors of the Corporation which, to the extent provided in the resolution designating the committee or provided in the by-laws of the Corporation, have and may exercise, subject to the provisions of the General Corporation Law of Delaware, all the powers and authority of the board of directors in the management of the business and affairs of the Corporation. Such committee or committees may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors;

                  (e) To grant rights or options entitling the holders thereof to purchase from the Corporation shares of its Capital Stock evidenced by or in such instrument or instruments as shall be approved by the board of directors. The terms upon which, the time or times at or within which, the persons to whom, and the price or prices at which any such rights or options may be issued and any shares of Capital Stock may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed in a resolution or resolutions adopted by the board of directors providing for the creation and issuance of such rights or options. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. No such rights or options shall be invalidated or in any way affected by the fact that any director shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which he may receive any such rights or options;

                  (f) To adopt such plans as from time to time may be approved by the board of directors for the purchase by officers or employees of the Corporation and of any corporation either affiliated with or a subsidiary of the Corporation of shares of Capital Stock of the Corporation. The terms upon which, the time or times at or within which and the price or prices at which shares of Capital Stock may be purchased from the Corporation pursuant to such plan shall be fixed in the plan by the board of directors. No such plan which is not at the time of adoption unreasonable or unfair shall be invalid or in any way affected because any director shall be entitled to purchase shares of Capital Stock of the Corporation thereunder and shall vote for such plan;

                  (g) To adopt or assume and carry out such plans as from time to time may be approved by the board of directors for the distribution among the officers or employees of the Corporation and of any corporation which is affiliated with or a subsidiary of the Corporation, or any of them, in addition to their regular salaries, of part of the earnings of the Corporation, in consideration for or in recognition of services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate;

                  (h) To adopt such pension, profit sharing, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by the board of directors, providing for pensions, profit sharing, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is affiliated with or a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit; and

                  (i) To exercise, in addition to the powers and authorities herein or by law conferred upon the board of directors, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation subject, nevertheless, to the provisions of the General Corporation Law of Delaware, this certificate of incorporation and any by-laws from time to time adopted by the holders of Capital Stock of the Corporation entitled to vote thereon.

                                  ARTICLE VII

              MEETINGS AND CONSENTS OF STOCKHOLDERS AND DIRECTORS;
                   CORPORATION BOOKS; ELECTIONS OF DIRECTORS;
                                  AND NOTICES

            Meetings of holders of Capital Stock of the Corporation and of the board of directors and of any committee thereof may be held outside the State of Delaware if the by-laws so provide. Except as otherwise provided by law or by this certificate of incorporation, any action required to be taken at any annual, or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Capital Stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares of Capital Stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting as provided by statute if the by-laws of the Corporation so provide. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. The elections of directors need not be by ballot unless the by-laws of the Corporation so provide. Any notice permitted or required by this certificate of incorporation shall be written, signed by the sender and mailed, postage prepaid, in the United States by certified or registered mail.

                                  ARTICLE VIII

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

            No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization, in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if: (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors may be less than a quorum; or
(b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the stockholders or the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX

                         INDEMNIFICATION AND INSURANCE

            SECTION 1. Indemnification by Corporation.

                  (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation or organization which may be involved (any funds received by any person as a result of the provisions of this Article shall be deemed an advance against his receipt of any such other indemnification from any such other corporation or organization), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him, in connection with the defense or settlement of such action or suit except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper;

                  (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 1 or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made: (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the holders of a majority of the Capital Stock outstanding;

                  (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed final adjudication of liability for negligence or misconduct in the performance of duty or of any other issue or matter;

                  (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it ultimately shall be determined that he is entitled to be indemnified by the Corporation; and

                  (e) The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            SECTION 2. Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE X

                 COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                       AND ITS CREDITORS OR STOCKHOLDERS

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                   RESERVATION OF RIGHT TO AMEND CERTIFICATE
                                OF INCORPORATION

            The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by law and by this certificate of incorporation. All the provisions of this certificate of incorporation and all rights and powers conferred in this certificate of incorporation on stockholders, directors and officers are subject to such reserved power.

            FOURTH:     That such amendment has been duly adopted in accordance
with the provision of Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I have signed this certificate this 15th day of April, 1983.


                                                /s/ Steven Gelles
                                                --------------------------
                                                STEVEN GELLES

                                  CERTIFICATE

                                       OF

                                 INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.


FIRST:      The name of this Corporation is ONCOGENE SCIENCE, INC.

SECOND: Its Registered Office in the State of Delaware is to be located at 600 Bay Road, in the City of Dover, Zip Code 19901. The Registered Agent in charge thereof is Ms. Pam Goldsborough.

THIRD: The purpose of the Corporation is to perform research and to develop, manufacture, produce, purchase or otherwise acquire, and to sell, license, lease or otherwise dispose of materials, supplies, substances, chemicals or equipment used or useful in the field of Biotechnology or in any other field in which such materials, supplies, substances, chemicals or equipment may be profitably used and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000) divided into Ten Million (10,000,000) shares, of One Cent ($.01) each.

FIFTH:      The name and mailing address of the incorporator are as follows:

            Name:             Steven Gelles
            Mailing Address:  122 East 42nd Street, Suite 606
            Zip Code:         New York, New York 10168

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereto set my hand this Tenth day of March, 1983.


                                          /s/ Steven Gelles
----------------------------              ------------------------------

----------------------------